SCHEDULE 14C
                           (RULE 14c-101)

            INFORMATION REQUIRED IN INFORMATION STATEMENT

                       SCHEDULE 14C INFORMATION

          INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
              OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary information             [ ] Confidential, for use of
    statement                               the Commission Only
                                            (as permitted by Rule
                                            14c-5(d)(2))

[ ] Definitive information statement


                         NORMEXSTEEL, INC.
-----------------------------------------------------------------
       (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-
         5(g) and 0-11

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transactions applies:

        (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:  September 29, 2005

NorMexSteel, Inc.
478 E. Altamonte Dr.
Suite 108
Altamonte Springs, FL 32701

September 28, 2005

               Notice of Action by Written Consent

To the Stockholders of NorMexSteel, Inc.:

Pursuant to Florida Business Corporation Law, Florida Statutes Chapter 607.0704, notice is hereby given that by written consent delivered to NorMexSteel, Inc. (the "Company") on September 27, 2005, by the holders of a majority of the outstanding common stock of the Company, the following actions were adopted, authorized and approved:

      The Board of Directors authorized a 500 for 1 forward stock split of the Company's Common Stock to be effective September 30, 2005 or such time thereafter that NASDAQ approves this change. The stock split does not change the number of authorized shares of common stock of the Company.


                                By Order of the Board of Directors

                                /s/  James Wolff
                                ------------------------------
                                James Wolff, President and CEO

                       NorMexSteel, Inc.
       Information Statement Pursuant to Section 14C of the
                Securities Exchange Act of 1934

                        INTRODUCTION

    This Information Statement is being mailed on or about September 29, 2005, to affect all holders of record at the close of business on September 27, 2005, of the voting stock of NorMexSteel, Inc., a Florida corporation (the "Company"), in connection with the written consent of the holders of greater than 50% of the Company's voting stock providing for 500 to 1 forward split of the Company's common stock. The forward stock split of the Company's Common Stock is to be effective September 30, 2005 or such time thereafter that NASDAQ approves this change. The stock split does not change the number of authorized shares of common stock of the Company.

    Following the amendment, the stock certificates you now hold will continue to be valid. There is no present intention to deliver new stock certificates on account of the old stock certificates unless requested by a selling stockholder. If after the effective date of the Company's amendment you wish to receive new stock certificates, you may do so by contacting the Company's registrar and transfer agent. The transfer agent for the Company's common stock is Atlas Stock Transfer, 5899 State Street, Salt Lake City, UT 84107.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                  NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    At the close of business on September 27, 2005, the Company had approximately 561,910 shares outstanding of no par value common stock, assuming conversion of all outstanding convertible securities. There are no other voting securities of the Company that are presently issued.

    The following table sets forth information with respect to all Directors and Executive Officers of the Company, individually and as a group.


    Name and Address                   Amount and Nature
    of Beneficial Owner                  of Ownership         Voting Rights
    -------------------                  ------------         -------------
    James Wolff                           0 shares                0 shares
    478 E. Altamonte Dr., Ste.108
    Altamonte Springs, Florida 32701

    Bernardo Vergara                      0 shares                0 shares
    478 E. Altamonte Dr., Ste.108
    Altamonte Springs, Florida 32701

    Garth Jensen                          0 shares                0 shares
    186 Steel St.
    Barrie, Ontario L4M 2G4

    Oxford Ventures, Inc.       30,000,000 Preferred Shares   300,000,000 shares
    Barbados

    All Directors and Executive           0 shares                0 shares
    Officers as a Group

                    VOTE REQUIRED FOR APPROVAL

    Chapter 607.0704 Florida Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Florida corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's stockholders owning a majority of the outstanding common stock have approved the action, which majority is the number of shares required by Florida Statutes Chapter 607.0704.


                  ADDITIONAL INFORMATION

    Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, James Wolff, 478 E. Altamonte Dr., Ste.108, Altamonte Springs, Florida 32701, copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, will be provided without charge.

Dated: September 28, 2005

                            By Order of the Board of Directors

                            /s/   James Wolff
                            ----------------------------------
                            James Wolff, President and CEO